Exhibit 99.1

Cartesian Therapeutics Reports Full Year 2025 Financial Results and Provides Business Update
Enrollment continues to progress in Phase 3 AURORA trial of Descartes-08 in myasthenia gravis
Phase 2 TRITON trial of Descartes-08 in dermatomyositis and antisynthetase syndrome, expected to initiate in 1H26
Phase 1/2 HELIOS pediatric trial of Descartes-08 in juvenile dermatomyositis actively enrolling
Approximately $126.9 million cash, cash equivalents and restricted cash as of December 31, 2025, expected to support planned operations into mid-2027, including completion of ongoing Phase 3 AURORA trial
Frederick, Md., March 9, 2026 (GLOBE NEWSWIRE) – Cartesian Therapeutics, Inc. (NASDAQ: RNAC) (“we”, the “Company” or “Cartesian”), a late clinical-stage biotechnology company pioneering cell therapy for autoimmune diseases, today reported financial results for the year ended December 31, 2025, and outlined recent business updates.
“Building on a productive year, we look forward to a potentially transformative 2026 as we advance Descartes-08 across several autoimmune indications,” said Carsten Brunn, Ph.D., President and Chief Executive Officer of Cartesian. “Our top priority remains delivering on our Phase 3 AURORA trial in myasthenia gravis (MG), for which we are on track to enroll approximately 100 patients. This trial represents a crucial opportunity to demonstrate the potential of Descartes-08 to improve patient outcomes and redefine the standard-of-care for MG. Descartes-08’s ease of use, including, flexible, convenient outpatient administration with no preconditioning chemotherapy, combined with deep and durable responses observed through 12 months following a single course of treatment, and a favorable safety profile, underscore our belief that Descartes-08 holds significant promise to deliver meaningful benefit to patients.”
Dr. Brunn continued, “Beyond MG, we are working to activate sites for our Phase 2 TRITON trial of Descartes-08 in myositis, which we plan to initiate in the first half of 2026. In parallel, we are also excited to explore potentially enhanced cell therapy delivery options of existing product candidates and next generation agents in development through in-vivo platforms with multiple feasibility studies underway. With an upcoming year of focused clinical execution, we believe we are well-positioned to fill the significant unmet need that remains within the autoimmune treatment landscape.”
Pipeline Progress and Anticipated Milestones
•Enrollment Continues to Progress in the Phase 3 AURORA Trial of Descartes-08 in Participants with MG. The randomized, double-blind, placebo-controlled Phase 3 AURORA trial is designed to assess Descartes-08, Cartesian’s autologous anti-B cell maturation antigen (BCMA) chimeric antigen receptor T-cell therapy (CAR-T) versus placebo (1:1 randomization) administered as six once-weekly outpatient infusions without preconditioning chemotherapy in approximately 100 patients with acetylcholine receptor autoantibody positive (AChR Ab+) MG. The primary endpoint will assess the proportion of Descartes-08 participants with an improvement in MG Activities of Daily Living (MG-ADL) score of three points or more at Month 4 compared to placebo. In December 2025, the AURORA trial was named to Nature Medicine’s “Eleven clinical trials that will shape medicine in 2026” list.
•Phase 2 TRITON Trial Initiation in Myositis Anticipated in 1H26. In January 2026, Cartesian announced that the U.S. Food and Drug Administration (FDA) accepted the investigational new drug (IND) application for its planned Phase 2 TRITON trial in myositis. The randomized, double-blind, placebo-controlled Phase 2 trial in myositis is designed to assess Descartes-08 versus placebo (1:1 randomization) administered as six weekly outpatient infusions without preconditioning chemotherapy in up to 50 patients with moderate to severe multi-refractory dermatomyositis and antisynthetase syndrome. The primary endpoint is expected to assess safety and efficacy of Descartes-08 compared to placebo added to standard of care in participants with myositis at Week 24. The Company currently intends to conduct a blinded interim analysis through the Data Safety Monitoring Board (DSMB) after ten patients reach the primary endpoint, at which point Cartesian may revise sample size assumptions to what could be necessary to support the trial becoming pivotal, pending FDA review.
•Phase 1/2 HELIOS Pediatric Trial of Descartes-08 in Juvenile Dermatomyositis (JDM) Remains Ongoing. In January 2026, Cartesian announced the initiation of its Phase 1/2 (HELIOS) pediatric trial of Descartes-08 in children and young adults with autoimmune diseases, including JDM. JDM is a rare pediatric autoimmune disorder marked by pathognomonic skin rash and muscle inflammation affecting multiple organ systems. The FDA previously granted Rare Pediatric Disease Designation to Descartes-08 for the treatment of JDM.

•Descartes-08’s Mechanism of Action and Phase 2b 12-Month Data in MG Highlighted in Nature Medicine. In January 2026, Cartesian announced the publication of two peer reviewed journal articles in Nature Medicine detailing the mechanism of action of Descartes-08 and outlining deep and durable response data observed throughout 12 months after a single course of therapy in the Phase 2b trial of Descartes-08, consistent with previously announced 12-month data.
•Continuing Evaluation of the Potential for Enhanced Delivery Platforms for Cell Therapies. The Company continues to evaluate the potential for enhanced delivery platforms for its cell therapies with multiple agreements in place to explore optimizing in-vivo delivery of Descartes-08 and next generation agents currently in development.
Corporate Updates
•Adrian Bot Appointed to Cartesian’s Board of Directors. Adrian Bot, M.D., Ph.D., was appointed to the Company’s Board of Directors in December 2025. Dr. Bot is a biopharma executive with three decades of experience in research and development with a focus on immune, cell, gene therapy and nanomedicines. His appointment to the Board of Directors supports the Company’s strategic expansion to explore potential enhanced delivery platforms for cell therapies.
•Carsten Brunn Named Cartesian’s Chairman of the Board of Directors. Dr. Brunn was appointed Cartesian’s Chairman of the Board of Directors in October 2025 following the departure of Carrie S. Cox who stepped down to focus on other responsibilities, including her recent appointment as Executive Chair of another publicly-traded company. In connection with Dr. Brunn’s assumption of the role of Chairman of the Board, Patrick Zenner, M.B.A., was named as Lead Independent Director of the Board of Directors.
Full Year 2025 Financial Results
•Cash, cash equivalents and restricted cash as of December 31, 2025 was $126.9 million and is expected to support planned operations, including completion of the ongoing Phase 3 AURORA trial and initiation of its Phase 2 TRITON trial in myositis, into mid-2027.
•Research and development expenses were $58.0 million for the year ended December 31, 2025, compared to $45.1 million for the year ended December 31, 2024. The increase in expenses was primarily a result of increased expenses associated with the ongoing Phase 3 AURORA trial coupled with an increase in employee expenses as a result of headcount growth.
•General and administrative expenses were $31.5 million for the year ended December 31, 2025, compared to $30.1 million for the year ended December 31, 2024. The increase in expenses was primarily the result of increased facilities and stock-based compensation expenses.
•Net loss was $130.3 million, or $5.02 net loss per share allocable to common stockholders (basic), for the year ended December 31, 2025, compared to net loss of $77.4 million, or $4.48 net loss per share allocable to common stockholders (basic), for the year ended December 31, 2024.
About Descartes-08
Descartes-08, Cartesian’s lead cell therapy candidate, is an autologous CAR-T product targeting BCMA in clinical development for generalized MG and myositis, specifically dermatomyositis and antisynthetase syndrome. In contrast to conventional DNA-based CAR T-cell therapies, Cartesian’s CAR-T administration is designed to not require preconditioning chemotherapy, can be administered in the outpatient setting, and does not carry the risk of genomic integration associated with cancerous transformation. Descartes-08 has been granted Orphan Drug Designation and Regenerative Medicine Advanced Therapy Designation by the U.S. Food and Drug Administration for the treatment of MG, and Rare Pediatric Disease Designation for the treatment of juvenile dermatomyositis.
About Cartesian Therapeutics
Cartesian Therapeutics is a late clinical-stage company pioneering cell therapy for the treatment of autoimmune diseases. The Company’s lead asset, Descartes-08, is a CAR-T in Phase 3 clinical development for patients with generalized myasthenia gravis and in Phase 1/2 clinical development of juvenile dermatomyositis with plans to initiate a Phase 2 trial in myositis, specifically dermatomyositis and antisynthetase syndrome in the first half of 2026. For more information, please visit www.cartesiantherapeutics.com or follow the Company on LinkedIn or X.

Forward Looking Statements
Any statements in this press release about the future expectations, plans and prospects of the Company, including without limitation, statements regarding the Company’s expected cash resources and cash runway, the ability of the Company’s product candidates to be administered in an outpatient setting or without the need for preconditioning lymphodepleting chemotherapy, the potential of Descartes-08, or any of the Company’s other product candidates to treat MG, juvenile MG, myositis, JDM, or any other disease, the anticipated timing or the outcome of ongoing and planned clinical trials, studies and data readouts, including the ongoing Phase 3 AURORA trial of Descartes-08 in MG, the planned Phase 2 TRITON trial of Descartes-08 in myositis, and the planned Phase 2 pediatric HELIOS trial of Descartes-08 in autoimmune diseases, including JDM, the anticipated timing or the outcome of the FDA’s review of the Company’s regulatory filings, including the number of trials that may be necessary in order to obtain marketing approval, the potential for in-vivo delivery of the Company’s product candidates, the Company’s ability to conduct its clinical trials and preclinical studies, the timing or making of any regulatory filings, the anticipated timing or outcome of selection of developmental product candidates, the ability of the Company to enter into and maintain potential collaborations or partnerships, the novelty of treatment paradigms that the Company is able to develop, the potential of any therapies developed by the Company to fulfill unmet medical needs, and enrollment in the Company’s clinical trials and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including proof of concept trials, including uncertain outcomes, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, the ability to predict results of studies performed on human beings based on results of studies performed on non-human subjects, the unproven approach of the Company’s technology, potential delays in enrollment of patients, undesirable side effects of the Company’s product candidates, political uncertainty, the Company’s reliance on third parties to conduct its clinical trials, the Company’s inability to maintain its existing or future collaborations, licenses or contractual relationships, its inability to protect its proprietary technology and intellectual property, potential delays in regulatory approvals, the availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements, the Company’s recurring losses from operations and negative cash flows, substantial fluctuation in the price of the Company’s common stock, risks related to geopolitical conflicts, pandemics, and macroeconomic impacts, and other important factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in other filings that the Company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this press release, except as required by law.

Cartesian Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(Amounts in thousands, except share data and par value)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$125,139	$212,610
Accounts receivable	1,115	872
Prepaid expenses and other current assets	3,022	3,144
Total current assets	129,276	216,626

Property and equipment, net	12,185	9,912
Right-of-use assets, net	5,601	5,535
In-process research and development assets	93,900	150,600
Goodwill	48,163	48,163
Long-term restricted cash	1,735	1,669
Investment	—	2,000
Long-term prepaid expenses and other assets	5,551	518
Total assets	$296,411	$435,023

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,288	$288
Accrued expenses and other current liabilities	9,498	12,076
Lease liabilities	4,151	2,851
Contingent value right liability	—	7,761
Total current liabilities	14,937	22,976

Lease liabilities, net of current portion	8,525	11,133
Warrant liability	141	3,836
Contingent value right liability, net of current portion	392,100	387,739
Deferred tax liabilities, net	6,948	16,141
Total liabilities	422,651	441,825

Stockholders’ deficit:
Series A Preferred Stock, $0.0001 par value; 134,904.563 shares authorized as of December 31, 2025 and 2024; 120,790.402 shares issued and outstanding as of December 31, 2025 and 2024	—	—
Series B Preferred Stock, $0.0001 par value; 437,927 shares authorized, issued and outstanding as of December 31, 2025 and 2024	—	—
Preferred stock, $0.0001 par value; 9,427,168.437 shares authorized as of December 31, 2025 and 2024; no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.0001 par value; 350,000,000 shares authorized as of December 31, 2025 and 2024; 26,011,106 and 25,767,369 shares issued and outstanding as of December 31, 2025 and 2024, respectively	3	3
Additional paid-in capital	700,706	689,887
Accumulated deficit	(822,373)	(692,071)
Accumulated other comprehensive loss	(4,576)	(4,621)
Total stockholders’ deficit	(126,240)	(6,802)
Total liabilities and stockholders’ deficit	$296,411	$435,023

Cartesian Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(Amounts in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Revenues:
Collaboration and license	$400	$38,275
Grant	2,397	638
Total revenues	2,797	38,913

Operating expenses:
Research and development	58,034	45,105
General and administrative	31,468	30,126
Impairment of indefinite-lived intangible and long-lived assets	56,700	7,579
Total operating expenses	146,202	82,810

Operating loss	(143,405)	(43,897)

Other income (expense):
Interest income	6,579	7,386
Gain on change in fair value of warrant liabilities	3,695	2,558
Loss on change in fair value of contingent value right liability	(4,354)	(36,900)
Loss on change in fair value of forward contract liabilities	—	(6,890)
Other (expense) income, net	(2,010)	606
Total other income (expense), net	3,910	(33,240)

Loss before income taxes	(139,495)	(77,137)
Income tax benefit (expense)	9,193	(287)
Net loss	$(130,302)	$(77,424)

Other comprehensive income (loss):
Foreign currency translation adjustment	45	(21)
Total comprehensive loss	$(130,257)	$(77,445)

Net loss	$(130,302)	$(77,424)

Net loss per share allocable to common stockholders:
Basic	$(5.02)	$(4.48)
Diluted	$(5.02)	$(4.49)

Weighted-average common shares outstanding:
Basic	25,973,329	17,276,822
Diluted	25,973,329	17,357,943

Investor Contact
Megan LeDuc
Associate Director of Investor Relations
megan.leduc@cartesiantx.com

Media Contact
David Rosen
Argot Partners
david.rosen@argotpartners.com